EXHIBIT 10.16
Summary of Compensation Arrangements of Certain Executive Officers of Flex Ltd.
Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2020 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2020 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2021 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2021 Annual General Meeting of Shareholders.
On March 29, 2020, in light of the uncertainty created by the effects of the COVID-19 pandemic and the Company’s initiatives to reduce operating and corporate costs, Revathi Advaithi, the Company’s Chief Executive Officer, proposed and the Board of Directors agreed to reduce her base salary by 50% during the first two quarters of fiscal year 2021. The Company’s other named executive officers proposed and the Board agreed to reduce their base salaries by 30% during the first two quarters of fiscal year 2021.
For purposes of the Company’s annual incentive bonus plan for fiscal year 2021, each of the named executive officers agreed to adjustments to reduce to zero bonus payouts attributable to the first two quarters of fiscal year 2021.
Compensation for Revathi Advaithi (Chief Executive Officer)
Ms. Advaithi’s current annual base salary is $1,150,000. In addition, Ms. Advaithi was awarded compensation pursuant to an Offer Letter entered into on February 7, 2019, which is summarized in the Company’s Form 8-K filed on February 11, 2019. Ms. Advaithi will be eligible to participate in the Company’s annual incentive bonus plan and the long-term cash incentive deferred compensation program. Ms. Advaithi also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of her fiscal 2021 compensation.
Compensation for Christopher Collier (Chief Financial Officer)
Mr. Collier’s current annual base salary is $710,000. In addition, Mr. Collier will be eligible to participate in the Company’s annual incentive bonus plan and the long-term cash incentive deferred compensation program. Mr. Collier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2021 compensation.
Compensation for Francois P. Barbier
Mr. Barbier’s current annual base salary is $710,000. In addition, Mr. Barbier will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Barbier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2021 compensation.
Compensation for Paul Humphries
Mr. Humphries’s current annual base salary is $710,000. In addition, Mr. Humphries will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Humphries also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2021 compensation.

Compensation for Scott Offer
Mr. Offer’s current annual base salary is $629,200. In addition, Mr. Offer will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Offer also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2021 compensation.